EXHIBIT 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller	Document Number 20150184582-46
Ross Miller Secretary of State	Date and Time 04/24/2015 3:25AM
State of Nevada	Entity Number E0203332015-5

ARTICLES OF INCORPORATION

(PURSUANT TO NRS CHAPTER 78)

1.	Name of Corporation:	SHARING SERVICES, INC.

2.	Resident Agent for Service of Process:	INCORP SERVICES, INC. 2360 CORPORATE CIRCLE, SUITE 400 HENDERSON, NEVADA 89074

3.	Authorized Stock:	Number of shares with par value: 200,000,000 Par Value: $.001 Number of shares without par value: 0

4.	Names & Addresses of the Board of Directors/Trustees:	NATTHAPONG THIPJAROEY 289 MOO 4, NAMPONG, NAMPONG KHON KAEN 40310, THAILAND

5.	Purpose:	The purpose of the Corporation shall be: ANY LEGAL PURPOSE

6.	Benefit Corporation:	☐ Yes

7.	Name, Address and Signature of Incorporator:	NATTHAPONG THIPJAROEY 289 MOO 4, NAMPONG, NAMPONG KHON KAEN 40310, THAILAND	/s/ Natthapong Thipjaroey Signature

8.	Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Resident Agent for the above named Entity.

/s/ INCORP SERVICES, INC.	04/24/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date